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                                     Exhibit 3.2

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                            KSL RECREATION HOLDINGS, INC.

                        *     *     *     *     *     *     *
                  Pursuant to Section 241 of the General Corporation
                             Law of the State of Delaware

     KSL Recreation Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members acting without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Board of Directors of the Corporation hereby deems it advisable and in the best interest of the Corporation that the Certificate of Incorporation (the "Charter") be amended by changing the name of the Corporation to KSL RECREATION GROUP, INC.; and further

          RESOLVED, that Larry E. Lichliter, a director of the Corporation be, and he hereby is authorized and directed to make and execute, in the name and under the corporate seal of this Corporation, a Certificate of Amendment of the Certificate of Incorporation reflecting the foregoing, and to file such certificate in the Office of the Secretary of State of the State of Delaware.

     SECOND: That the Corporation has not received any payment for any of its stock nor have any officers been elected.

     THIRD: That the amendment was duly adopted in accordance with the provision of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CORPORATION has caused this certificate to be signed by Larry E. Lichliter, a director of the Corporation, this 2nd day of April, 1997.



                                        /s/ Larry E. Lichliter
                                   ------------------------------------
                                        Larry E. Lichliter, Director